UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 10, 2012

VERTICAL HEALTH SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	000-23201	59-3635262
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

7760 France Avenue South, 11th Floor

Minneapolis, Minnesota 55435

(Address of principal executive offices) (Zip Code)

(612) 568-4210

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

From August 10, 2012 to August 23, 2012, Vertical Health Solutions, Inc. doing business as OnPoint Medical Diagnostics (the “Company”), issued $330,000 in a private placement (the “Offering”) of convertible promissory notes (the “Notes”) to certain accredited investors (the “Investors”). The Notes will accrue simple interest at a rate of 6% per annum and such interest will be payable upon maturity. Each Note will mature on the third anniversary of the issuance date of such Note.

The Notes may be converted at the option of the Investor into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a conversion price of $0.25, subject to adjustment as provided in the Notes. The Notes will automatically convert into shares of Common Stock, at a conversion price of $0.25 upon the earlier of: (i) the sale of the Company’s capital stock, in one transaction or a series of transactions, for an aggregate sales price of at least $2,500,000 (Notes converting pursuant to the closing of such a financing will convert at a conversion price equal to the lesser of (a) $0.25 per share and (b) the price per share paid by the investors purchasing such stock at such first closing); (ii) a change of control of the Company; and (iii) the Company earning $500,000 or more in gross revenue during any fiscal quarter.

In connection with the issuance of the Notes, the Company also issued to the Investors ten-year warrants (the “Warrants”) to purchase, in the aggregate, 330,000 shares of Common Stock. The Warrants have an exercise price of $1.25 per share, subject to adjustment as provided in the Warrants.

In connection with the Offering, the Company engaged Emergent Financial Group, Inc. to act as exclusive placement agent (the “Placement Agent”). The Placement Agent in the Offering will receive commissions of 10% of the gross proceeds of the Offering and a corporate finance fee of 3% of the gross proceeds of the Offering for providing certain services as Placement Agent. The Placement Agent will also receive a five-year warrant to buy a number of shares of Common Stock equal to 10% of the number of shares of Common Stock sold in the Offering and the shares of Common Stock that may be issued upon the exercise of Warrants sold in the Offering, subject to certain limitations (the “Placement Agent Warrant”). The Placement Agent Warrant will have an exercise price of $0.25 per share and will be issued at the final closing of the Offering.

Additional closings of the Offering may be held until the completion of the sale of up to an aggregate maximum gross proceeds of $1,500,000 of Notes.

The securities were issued pursuant to the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D promulgated thereunder. The Company relied on the following facts in making such exemption available: (i) the offer and sale of these securities was made solely to accredited investors and therefore did not exceed the maximum purchaser limitation or violate the general solicitation rules; and (ii) all of the securities have the status of securities acquired in a transaction under Section 4(2) of the Securities Act and cannot be resold without registration or an exemption therefrom.

Complete copies of the form of Note, the form of Warrant and the Placement Agency Agreement are attached hereto. The foregoing descriptions of the transactions and any other documents or filings referenced herein are qualified in their entirety by reference to such exhibits, documents or filings.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated in this Item 2.03 by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated in this Item 3.02 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
4.1	Form of August 2012 Convertible Promissory Note, filed herewith.
4.2	Form of August 2012 Warrant, filed herewith.
10.1	Placement Agency Agreement, dated August 1, 2012, by and between Vertical Health Solutions, Inc. (doing business as OnPoint Medical Diagnostics) and Emergent Financial Group, Inc., filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vertical Health Solutions, Inc.

By:	/s/ WILLIAM CAVANAUGH
Name:	William Cavanaugh
Title:	President and Chief Executive Officer

Date: August 27, 2012